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                                EXHIBIT 10.32 (b)

                                                                January 12, 2001
VIA HAND DELIVERY

Mr. David W. Johnson, Jr.
300 Harwell Drive
Columbia, SC  29223

Re:      Employment Agreement

Dear David:

         We refer to that certain employment agreement entered into by and between you and us, dated as of June 3, 1993 (the "Agreement"). All initially capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

         As you know, the term of your employment terminated according to its terms on December 31, 2000 (the "Termination Date"). In connection therewith, there had been some question regarding the application of the provisions of
Section 4(e) on and after the Termination Date. This letter shall serve to confirm our mutual understanding and interpretation of the effect and application of said section.

         Section 4(e) provides, in relevant part, that we shall purchase and pay all premiums on life insurance policies providing for coverage, cash value accretion and other terms commensurate with your position with us and that this obligation shall survive termination of the Agreement. As you know, the policies described on the attached Exhibit A are in force and premiums therefor have been paid through the dates specified in such exhibit.

         We believe, and it is our understanding that you concur, that the application of Section 4(e) presents certain ambiguities. Therefore, you and we have agreed, in effect, to amend the Agreement to provide that by paying premiums through the Termination Date for the policies described on Exhibit A we have complied fully with all our obligations under the Agreement relating to the payment of premiums for life insurance policies, including the provisions of
Section 4(e). Finally, you and we agree to execute and deliver any further documentation necessary to carry out the terms of this letter as may be requested by our counsel.

         If the foregoing accurately sets forth our mutual understanding with respect to the matters set forth herein, kindly countersign the enclosed duplicate original of this letter in the space provided and return it to me.

                                                  Very truly yours,

                                                  /s/ Douglas K. Freeman

                                                  Douglas K. Freeman
                                                  Chairman and CEO

The foregoing is hereby accepted and agreed to this 12 day of January, 2001

/s/ David W. Johnson, Jr.

David W. Johnson, Jr.